Exhibit 99.2

ServisFirst Bancshares, Inc. NASDAQ: SFBS Investor Presentation April 20, 2020

Forward - Looking Statements 2 ▪ Statements in this presentation that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward - looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward - looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward - looking statements, wherever they occur in this presentation or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward - looking statements. Such forward - looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward - looking statements, including: the global health and economic crisis precipitated by the COVID - 19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; economic crises and associated credit issues in industries most impacted by the COVID - 19 outbreak, including the restaurant, hospitality and retail sectors; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non - bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward - looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10 - K and our other SEC filings. If one or more of the factors affecting our forward - looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward - looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward - looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward - looking statements that are made from time to time.

Investor Presentation Update 3 ▪ In light of the pandemic we are providing the following slides in an effort to offer a more granular look into our loan portfolios and address other recent developments ▪ We are carefully monitoring our loan exposures where we see potential increased credit risk, including: – Hotels – Restaurants – Oil and Gas – Retail CRE

Portfolios Potentially Impacted by Pandemic 4 ▪ Well diversified portfolio with limited concentrations ▪ Hotel makes up less than 2% of portfolio ▪ Restaurants makes up less than 3% of portfolio ▪ Oil & Gas make up less than 1% of portfolio ▪ Trucking makes up less than 2% of portfolio ▪ AD&C is 55% of capital ▪ CRE (excluding OO CRE) is 236% of capital ServisFirst Bank Portfolios Potentially Impacted By Pandemic March 31, 2020 000’s Ou t s t a nd i ng Loan Balance Ou t s t a nd i ng as a % of Total Loans Total Loan Commitment Watchlist Hotels and Motels $130,064 1.72% $147,926 $0 Entertainment & Recreation $62,764 0.83% $74,650 $133 Restaurants $202,201 2.67% $239,386 $2,548 Oil and Gas $73,409 0.97% $84,540 $3,333 Retail CRE $267,242 3.53% $278,977 $4,893 Trucking $141,841 1.87% $172,110 $80

Deferrals Resulting from COVID - 19 5 ▪ Vast majority are principal only - 3 month deferrals ▪ Top 5 deferral industries as of 3/31/20 include – Car Dealerships – Restaurants – Manufacturers – Hotels – Dentist Offices $68.9 million $47.8 million $37.3 million $26.8 million $25.2 million Current Expected Credit Losses (CECL) ▪ Given the uncertainty with the financial impact of COVID - 19, we chose to retain our proven incurred loss methodology for calculating our ALLL and delay the CECL implementation

Payroll Protection Program (PPP ) 6 ▪ We are using an online automated application process to help streamline the workflow and mitigate risk ▪ Due to the level of demand, our primary focus is serving existing clients ▪ As of 4/17/2020 we have closed 3,309 loans totaling $914 million ▪ We expect almost all of the SBA PPP loans to be forgivable and we will tender them to the SBA before the end of the 2 nd quarter

Impact of Low Rate Environment 7 ▪ As of 3/31/20, 40% of variable rate loans are at their floors; 41% of loan portfolio is variable rate ▪ Focused on strengthening loan pricing over time ▪ Net Interest Margin – We expect some distortion to our NIM in the 2 nd quarter as a result of the PPP program; exclusive of the impact of PPP, we forecast a stable margin in line with the month of March, which was 3.64% ▪ Investment Portfolio is only 8.5% of total assets; primary purpose is to provide liquidity – Sector Allocation: MBS 67%, Bank Senior/Sub - debt 18%, Treasuries/Agencies 9%, Alabama Municipals 6% – Average life of 3.42 – Effective duration of 2.33 – Principal Cash Flow 2 years out of 50% and 37% in a +100 environment

Digital Banking Opportunities 8 ▪ Commercial customers who had previously not adopted digital banking options such as Remote Deposit Capture, Mobile Deposits, and Purchase Cards are doing so now in large numbers – Payment Collection – Digital accounts receivables eliminate the need to make in - person or remote deposits of physical checks. – Businesses that historically did not accept credit cards are engaging our merchant services to now accept card payments. – Deposit Processing – We are seeing a large increase from 2019 , when approximately 63 % of deposits were made through a customer’s desktop check scanner or through our mobile app . – Check issuance – Bill Pay and ACH Origination are providing an alternative to manual check issuance. Additionally, business credit cards and business purchase cards are being used as an accounts payable tool.

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